                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            Boyd Gaming Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            BOYD GAMING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1999

     The Annual Meeting of Stockholders (the "Annual Meeting") of Boyd Gaming Corporation, a Nevada corporation (the "Company"), will be held at Sam's Town Hotel and Gambling Hall, 5111 Boulder Highway, Las Vegas, Nevada 89122, on Thursday, May 20, 1999 at 11:00 a.m., local time, for the following purposes:

     1. To elect four Class II directors of the Company to serve until the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

     2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending December 31, 1999;

     3. To approve an amendment to the Directors' Non-Qualified Stock Option Plan to increase the number of shares subject to the Directors' Plan from 50,000 to 100,000; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached to and made a part of this notice.

     The Board of Directors has fixed the close of business on March 31, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,


                                          /s/ WILLIAM S. BOYD
                                          ---------------------------
                                          WILLIAM S. BOYD
                                          Chairman of the Board
                                          and Chief Executive Officer

Las Vegas, Nevada
April 12, 1999

                            BOYD GAMING CORPORATION
                           2950 SOUTH INDUSTRIAL ROAD
                            LAS VEGAS, NEVADA 89109

                                PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished to stockholders of Boyd Gaming Corporation, a Nevada corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, May 20, 1999 at 11:00 a.m., local time, at Sam's Town Hotel and Gambling Hall, 5111 Boulder Highway, Las Vegas, Nevada 89122, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

     These proxy solicitation materials are being mailed to stockholders on or about April 12, 1999.

VOTING AND SOLICITATION

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding is necessary to constitute a quorum at the meeting. Shares represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes (shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Under the rules of the New York Stock Exchange (the "Exchange"), certain matters submitted to a vote of stockholders are considered by the Exchange to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting. On those matters which the Exchange determines to be "non-routine," brokerage firms that have not received instructions from their customers would not have discretion to vote. Neither the Company's Articles or Bylaws, nor Nevada corporate statutes address the treatment and effect of abstentions and broker non-votes. In the election of directors, the four nominees for Class II directors who receive the greatest number of affirmative votes within that class will be elected to the Board of Directors, without giving effect to abstentions and broker non-votes. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and approval of the amendment of the Directors' Non-Qualified Stock Option Plan require the affirmative vote of a majority of the shares present or represented at the meeting, assuming that a quorum is present or represented at the meeting. An abstention will have the same effect as a vote cast against the applicable resolution, but broker non-votes will not be counted as shares present or represented at the meeting for the purposes of the resolution. Holders of Common Stock are entitled to one vote for each share held on each matter to be voted upon.

     Proxies in the accompanying form that are properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions therein. IF NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY OR ALL PROPOSALS TO BE ACTED UPON, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT AND IN FAVOR OF PROPOSALS 2 AND 3, AS APPLICABLE. No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

     The presence at the meeting of a stockholder will not revoke his or her proxy. However, a proxy may be revoked at any time before it is voted by delivering to the Company (Attention: Charles E. Huff, Secretary, at the principal offices of the Company) a written notice of revocation or a duly executed proxy bearing a later date.

     The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

RECORD DATE AND SHARES OUTSTANDING

     The close of business on March 31, 1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 62,027,514 shares of Common Stock outstanding. Each stockholder entitled to vote at the meeting may cast one vote in person or by proxy for each share of Common Stock held by such stockholder.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 1, 1999 (i) by each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) by each director and nominee, (iii) by each executive officer of the Company named in the Summary Compensation Table contained herein and (iv) by all directors and executive officers of the Company as a group. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.

                          NAME(A)                               SHARES      PERCENTAGE
                          -------                             ----------    ----------
William S. Boyd(b)..........................................  25,296,003      40.20
Jimma L. Beam(c)............................................   3,610,289       5.82
Robert L. Boughner(d).......................................     363,871          *
William R. Boyd(e)..........................................   2,471,424       3.98
Philip J. Dion(f)...........................................       2,500          *
Marianne Boyd Johnson(g)....................................   2,512,779       4.05
Michael O. Maffie(h)........................................       4,250          *
Billy G. McCoy(i)...........................................       3,136          *
Warren L. Nelson(j).........................................      72,500          *
Donald D. Snyder(k).........................................      96,930          *
Perry B. Whitt(l)...........................................   1,696,158       2.73
William G. Yates, Jr.(m)....................................       7,050          *
Ellis Landau(n).............................................     448,613          *
Keith E. Smith(o)...........................................      63,258          *
All directors and executive officers as a group (16
  persons)(p)...............................................  33,183,678      52.09

---------------
 *  Represents less than 1%

(a) The mailing address of all persons in the list set forth above is: 2950 South Industrial Road, Las Vegas, Nevada 89109.

(b) Includes 21,602,172 shares of Common Stock held by the William S. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee, 367,141 shares held by the William S. Boyd Family Limited Partnership, of which the William S. Boyd Family Corporation (which is wholly owned by Mr. Boyd) is the sole general partner, 24,329 shares held by the William S. Boyd Family Corporation, 2,316,397 shares held by the W.M. Limited Partnership, of which W.S.B., Inc. (which is wholly owned by Mr. Boyd) is the sole general partner, 4,836 shares held by W.S.B., Inc., 24,039 shares held by the William S. Boyd Grantor Retained Annuity Trust No. 2, and 27,044 shares held by the William S. Boyd Grantor Retained Annuity Trust No. 3. Also includes 905,001 shares issuable pursuant to options exercisable within 60 days.

(c) Includes 1,000 shares of Common Stock held by the Jimma L. Beam Revocable Trust, of which Ms. Beam is trustee.

(d) Includes 108,870 shares of Common Stock held by the Robert L. Boughner Investment Trust, of which Mr. Boughner is trustee. Also includes 255,001 shares issuable pursuant to options exercisable within 60 days.

(e) Includes 2,332,587 shares of Common Stock held by the William R. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee, 85,247 shares held by the William R. Boyd and Myong Boyd Children's Trust, 7,550 shares held by the 1995 Sean William Johnson Educational Trust, of which Mr. Boyd is trustee, and 1,973 shares held by the 1997 Sean William Johnson Educational Trust, of which Mr. Boyd is trustee. Mr. Boyd disclaims beneficial ownership of the shares held by the William R. Boyd and Myong Boyd Children's Trust and by the Sean William Johnson Educational Trusts. Also includes 42,501 shares issuable pursuant to options exercisable within 60 days.

(f) Includes 1,250 shares of Common Stock held by the Dion Family Trust, of which Mr. Dion is trustee. Also includes 1,250 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(g) Includes 2,327,755 shares of Common Stock held by the Marianne E. Boyd Gaming Properties Trust, of which Ms. Johnson is trustee, 35,766 shares held by the 1992/1994 Boyd Grandchildren's Trust, of which Ms. Johnson is trustee, 11,838 shares held by the 1997 Boyd Grandchildren's Trust, of which Ms. Johnson is trustee, and 72,524 shares held by the Johnson Children's Trust. Ms. Johnson disclaims beneficial ownership of the shares held by the Boyd Grandchildren's Trusts and by the Johnson Children's Trust. Also includes 42,501 shares issuable pursuant to options exercisable within 60 days.

(h) Includes 1,250 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(i) Includes 1,250 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(j) Includes 10,000 shares of Common Stock held by the Warren L. Nelson Family Trust, of which Mr. Nelson is trustee. Also includes 7,500 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(k) Includes 200 shares of Common Stock held by the Donald D. and Dorothy R. Snyder Living Trust, of which Mr. Snyder is trustee. Also, includes 95,001 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(l) Includes 1,688,658 shares of Common Stock held by the Whitt Family Trust, of which Mr. Whitt and his wife are trustees. Also includes 7,500 shares issuable pursuant to options exercisable within 60 days.

(m) Includes 1,250 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(n) Includes 196,665 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(o) Includes 325 shares owned by Mr. Smith's wife. Also, includes 62,165 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(p) Includes 1,677,886 shares of Common Stock issuable pursuant to options exercisable within 60 days.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     In accordance with the Company's Restated Articles of Incorporation, the Company's Board of Directors is divided into three classes, as nearly equal in number as the then-total number of directors at the time of initial election, with the term of office of one class expiring each year. At the Annual Meeting, the stockholders will elect four Class II directors of the Company to serve until the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified, or until any such director's earlier resignation or removal. At each following annual meeting of stockholders, the successors to the class of directors whose term is then expiring will be elected to hold office for a term expiring at the third succeeding annual meeting. Vacancies on the Board of Directors and newly created directorships will generally be filled by vote of a majority of the directors then in office, and any directors so chosen will hold office until the next election of the class for which such directors were chosen. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the Board of Directors, each of its nominees intends to serve the entire term for which election is sought. However, should any nominee of the Board of Directors become unable or unwilling to accept nomination or election as a director of the Company, the proxies solicited by management will be voted for such other person as the Board may determine.

     In voting for directors, each stockholder is entitled to cast one vote for each candidate. Stockholders are not entitled to cumulate their votes for members of the Board of Directors. The four nominees for Class II directors who receive the greatest number of affirmative votes will be elected to the Board of Directors.

     The nominees for election as Class II directors are:

           William R. Boyd
           Michael O. Maffie
           Warren L. Nelson
           Donald D. Snyder

                  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
                          OF THE NOMINEES NAMED ABOVE

NOMINEES AND DIRECTORS

     The names of the nominees and the continuing directors, their ages as of the Record Date and certain other information about them are set forth below:

                                                                                      DIRECTOR
                 NAME                     AGE          POSITION WITH COMPANY           SINCE
                 ----                     ---          ---------------------          --------
MEMBERS OF THE BOARD
WHOSE TERMS EXPIRE IN 2001
(CLASS I)
William S. Boyd........................   67    Chairman of the Board of Directors      1988
                                                and Chief Executive Officer
Philip J. Dion.........................   54    Director                                1997
Perry B. Whitt.........................   76    Vice Chairman of the Board of           1988
                                                Directors
William G. Yates, Jr...................   57    Director                                1997
MEMBERS OF THE BOARD
WHOSE TERMS EXPIRE IN 1999
(CLASS II)
William R. Boyd........................   39    Vice President and Director             1992
Michael O. Maffie......................   51    Director                                1997
Warren L. Nelson.......................   86    Director                                1988
Donald D. Snyder.......................   51    President and Director                  1996
MEMBERS OF THE BOARD
WHOSE TERMS EXPIRE IN 2000
(CLASS III)
Robert L. Boughner.....................   46    Senior Executive Vice President,        1996
                                                Chief Operating Officer and Director
Marianne Boyd Johnson..................   40    Vice President and Director             1990
Billy G. McCoy.........................   58    Director                                1997

NOMINEES

     William R. Boyd has been a Vice President of the Company since December 1990 and a director since September 1992. From June 1987 until December 1990, he was director of operations at the Fremont Hotel and Casino. From 1978 until 1987, he held various positions at the California Hotel and Casino and Sam's Town Hotel and Gambling Hall. Mr. Boyd also serves on the Board of Directors of the Better Business Bureau of Southern Nevada and of the Secret Witness Program. Mr. Boyd is the son of William S. Boyd and the brother of Marianne Boyd Johnson, who are both directors and officers of the Company.

     Michael O. Maffie has been a director of the Company since March 1997. Mr. Maffie is the President and Chief Executive Officer of Southwest Gas Corporation, a major Las Vegas based utility company. Mr. Maffie joined Southwest Gas Corporation in 1978 as its treasurer and held several executive positions prior to being named to his current position in 1993. Prior to joining Southwest Gas Corporation, Mr. Maffie was with Arthur Andersen & Co. for seven years.

     Warren L. Nelson has served as a director of the Company since its inception and as a director of California Hotel and Casino from its inception until 1994. For the last 30 years, he has been a co-owner of the Club Cal Neva, a gaming facility in Reno, Nevada. Mr. Nelson has over 60 years experience in the gaming industry. He is a Director of International Game Technology, a manufacturer of slot machines.

     Donald D. Snyder has been President of the Company since January 1997, served as Executive Vice President and Chief Administrative Officer from July 1996 to January 1997 and has served as a director of the Company since April 1996. Prior to joining the Company, from 1992 to July 1996, Mr. Snyder served as Chairman, Chief Executive Officer and President of the Fremont Street Experience Limited Liability Co. ("FSELLC"), which developed the Fremont Street Experience in downtown Las Vegas. He continues as Chairman of FSELLC. Mr. Snyder worked for First Interstate Bancorp ("FIB") for 22 years, serving as Chairman and Chief Executive Officer of First Interstate Bank of Nevada from 1987 through 1991. He was involved in various entrepreneurial activities after leaving FIB, including co-founding BankWest of Nevada, Strategic Associates, Inc., Graphic Enterprises, Inc. and FSELLC. He serves on the Boards of Directors of BankWest of Nevada, the Nevada Resort Association and the Las Vegas Convention and Visitors Authority and several non-profit boards.

CONTINUING DIRECTORS

     William S. Boyd has served as a director of the Company since its inception in June 1988 and as Chairman of the Board of Directors and Chief Executive Officer since August 1988. A co-founder of California Hotel and Casino, the predecessor of the Company and now one of its subsidiaries, Mr. Boyd has served as a director and President of California Hotel and Casino since its inception in 1973 and has also held several other offices with that company. Prior to joining California Hotel and Casino, Mr. Boyd practiced law in Las Vegas for 15 years. Between 1970 and 1974 he also was Secretary and Treasurer and a member of the Board of Directors of the Union Plaza Hotel and Casino. Mr. Boyd serves on the Board of Directors of the American Gaming Association, and he serves on the Board of Directors and as President of the Gaming Entertainment Research and Education Foundation, which, among other things, provides funding for the National Center for Responsible Gaming. Mr. Boyd is the father of William R. Boyd and Marianne Boyd Johnson, who are both directors and officers of the Company.

     Philip J. Dion has been a director of the Company since March 1997. Mr. Dion is the Chairman and Chief Executive Officer of Del Webb Corporation, a Phoenix-based real estate corporation specializing in the development of active adult communities. Mr. Dion has been with Del Webb Corporation since 1982 and has held his current position since 1987. Prior to joining Del Webb Corporation, Mr. Dion spent 12 years with Armour-Dial Inc., a subsidiary of the Greyhound Corporation.

     Perry B. Whitt has served as a director of the Company since its inception and Vice Chairman of the Board of Directors since August 1988. He also served as a director of California Hotel and Casino from its inception until 1994, and has also held several offices with California Hotel and Casino. Mr. Whitt has over 50 years of experience in the gaming industry, much of it with the Boyd family. He is also past President and director of the Utility Shareholders Association of Nevada and was director of the United Way of Southern Nevada. Mr. Whitt serves on the Board of Directors of BankWest of Nevada and is a member of the Variety Club of Southern Nevada, Tent 39.

     William G. Yates, Jr. has been a director of the Company since December 1997. Mr. Yates is Chief Executive Officer of W.G. Yates & Sons Construction Co., which he founded with his father in 1963. W.G. Yates & Sons is one of the largest contractors in Mississippi and works throughout the southeastern United States. Mr. Yates has served as both director and the youngest president of the Associated Builders and Contractors of Mississippi and has been a National Director of the Associated Builders and Contractors. In November 1991, he was named "Mississippi Construction Man of the Year" by the Associated Builders and Contractors. Mr. Yates has served as a Director of the Mississippi Economic Council. He continues to be active in numerous civic activities.

     Robert L. Boughner has been Chief Operating Officer of the Company since April 1990 and Senior Executive Vice President since May 1998 and has served as a director since April 1996. In addition, in January 1999, Mr. Boughner was elected Chief Executive Officer of Marina District Development Company, the Company's fifty percent owned joint venture with Mirage Resorts, Incorporated in Atlantic City, New Jersey. From 1985 until April 1990, he served as Senior Vice President of Administration of California Hotel and Casino and prior to that time he held various management positions in the Company. Mr. Boughner is active in civic and industry affairs and is a director of the Nevada Hotel and Motel Association and the Nevada Restaurant Association. Mr. Boughner serves on the Board of Directors of BankWest of Nevada.

     Marianne Boyd Johnson has been Vice President of the Company since September 1997, Assistant Secretary since September 1989 and a director since September 1990. From 1976 until September 1990, she held a variety of full and part-time positions with the Company and California Hotel and Casino, including participation in the Company's management training program. Ms. Johnson serves on the Board of Directors of BankWest of Nevada. Ms. Johnson is the daughter of William S. Boyd and the sister of William R. Boyd, who are both directors and officers of the Company.

     Billy G. McCoy, Major General USAF (Ret), has been a director of the Company since March 1997. From 1993 to 1996, General McCoy served as Director of Development for the Company. In 1997, he was named the President and Chief Operating Officer of Luscombe Aircraft Corporation and in 1998 was elected as Chairman of the Board. The General entered the Air Force in June 1963 and was promoted to Major General in October 1989. During his 30 years of active service, he served as Commander of Homestead AFB, Florida, Langley AFB, Virginia, Luke AFB, Arizona, Nellis AFB, Nevada and Lackland AFB, Texas. He serves on the Boards of the Nevada Federal Credit Union, Desert Research Institute and as a Trustee of the Community College of Southern Nevada.

COMPENSATION OF DIRECTORS

     Each director who was not an employee of the Company received an annual fee of $30,000, meeting fees of $1,500 per board meeting attended, $500 per committee meeting attended and related expenses for services as a director. The Chairmen of the Audit Committee and the Compensation and Stock Option Committee received a retainer of $3,000 for their additional responsibilities. Employee and non-employee directors, along with certain executive officers, participate in the Directors' Medical Reimbursement Plan, which covers medical expenses incurred by plan participants and their spouses that are not covered by other medical plans. During 1998, William S. Boyd, William R. Boyd, Robert L. Boughner, Marianne Boyd Johnson, Donald D. Snyder and Perry B. Whitt received reimbursement under this plan totaling $4,961, $699, $210, $4,681, $1,226 and $6,524, respectively. The Company also has a Directors' Non-Qualified Stock Option Plan under which each non-employee director receives an option to purchase 5,000 shares of the Company's Common Stock upon first joining the Board and receives an additional option to purchase 1,000 shares of the Company's Common Stock on the date of each succeeding annual meeting of stockholders so long as the director has served on the Board for the preceding twelve months. Options are granted at fair market value on the date of grant and vest over four years from the date of grant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee. The Board of Directors does not have a nominating committee. However, the Board of Directors will consider nomination recommendations from stockholders, which should be addressed to Charles E. Huff, Secretary, at the principal offices of the Company.

     The members of the Audit Committee are Michael Maffie (Chairman), Philip Dion, Perry Whitt and William Yates, Jr. The Audit Committee held four meetings during 1998. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, making recommendations to the Board of Directors regarding the Company's auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company.

     The members of the Compensation and Stock Option Committee are Philip Dion (Chairman), Michael Maffie, Billy McCoy and Warren Nelson. The Compensation and Stock Option Committee held three meetings during 1998. The Compensation and Stock Option Committee's functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board of Directors regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Compensation and Stock Option Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder.

     The Board of Directors held a total of seven meetings during 1998. During such fiscal period, each director attended over 75% of the meetings of the Board and the committees of the Board on which he or she served that were held during the period he or she served.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     W.G. Yates & Sons Construction Company, of which William G. Yates, Jr. is a founder and the Chief Executive Officer, and its affiliates were paid an aggregate of $2,330,667 during 1998, for general construction work provided by W.G. Yates & Sons in connection with ongoing renovations at Sam's Town Tunica. The Company believes this work was provided on terms no less favorable to the Company than could otherwise have been obtained from an unaffiliated third party.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth the cash compensation earned for services performed for the Company during the calendar year ended December 31, 1998, the six-month transition period ended December 31, 1997, and the fiscal years ended June 30, 1997 and 1996, by the Company's Chief Executive Officer and each of its other four most highly compensated executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                      ---------------
                                     ANNUAL COMPENSATION(1)             SECURITIES       ALL OTHER
                             --------------------------------------     UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR(2)       SALARY($)   BONUS($)   OPTIONS/SARS(#)      ($)(3)
---------------------------  ---------------   ---------   --------   ---------------   ------------
William S. Boyd............    Calendar 1998   1,000,000   558,160(4)     150,000          10,762
  Chairman and Chief         Transition 1997     500,000         0        320,000           1,485
  Executive Officer              Fiscal 1997   1,000,000         0        200,000           5,601
                                 Fiscal 1996   1,000,000         0              0           7,865
Robert L. Boughner.........    Calendar 1998     550,000   220,000         50,000           6,011
  Senior Executive Vice      Transition 1997     262,500         0         95,000           1,431
  President and Chief            Fiscal 1997     525,000     7,875         50,000           5,601
  Operating Officer              Fiscal 1996     500,000    30,000              0           4,250
Donald D. Snyder(5)........    Calendar 1998     500,000   200,000         50,000           6,766
  President                  Transition 1997     225,000         0         95,000           3,022
                                 Fiscal 1997     350,000     3,750         50,000           2,340
Ellis Landau...............    Calendar 1998     385,000   134,750         30,000           6,116
  Executive Vice             Transition 1997     183,750         0         70,000           1,195
  President, Treasurer and       Fiscal 1997     367,500     5,513         35,000           5,340
  Chief Financial Officer        Fiscal 1996     350,000    21,000              0           5,592
Keith E. Smith.............    Calendar 1998     280,166    92,500         25,000           6,376
  Executive Vice             Transition 1997     100,000         0         45,000           2,837
  President -- Operations        Fiscal 1997     182,500     3,000         25,000           5,340
                                 Fiscal 1996     160,000     9,600              0           4,492

---------------
(1) The incremental cost to the Company of providing perquisites and other personal benefits during the indicated periods did not exceed, as to any Named Executive Officer, the lesser of $50,000 or 10% of the total salary and bonus paid to such executive officer for any such year and, accordingly, is omitted from the table.

(2) The Company changed its fiscal year from June 30 to December 31 beginning July 1, 1997. The period identified as "Transition 1997" constitutes the period from July 1, 1997 to December 31, 1997.

(3) Amounts represent the Company's Profit Sharing and 401(k) Plan contributions, payments of term life insurance premiums and medical cost reimbursement. In the year ended December 31, 1998, the Company's Profit Sharing and 401(k) Plan contributions were $3,200 for each of Messrs. Boyd, Boughner, Snyder, Landau and Smith. In the year ended December 31, 1998, life insurance premium payments by the Company for Messrs. Boyd, Boughner, Snyder, Landau and Smith were $2,601, $2,601, $2,340, $2,340 and $2,340, respectively. In the year ended December 31, 1998, medical reimbursements were $4,961, $210, $1,226, $576 and $836 for Messrs. Boyd, Boughner, Snyder, Landau and Smith, respectively.

(4) This amount was paid under the Company's 1996 Executive Management Incentive Plan.

(5) Mr. Snyder has been an executive officer of the Company since July 1996 and has served as President since January 1997. Prior to Mr. Snyder's employment with the Company, he served as a consultant and received options to purchase 45,000 shares of Common Stock in fiscal 1996.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                --------------------------------------------------------      VALUE AT ASSUMED
                                 NUMBER OF       % OF TOTAL                                 ANNUAL RATES OF STOCK
                                 SECURITIES     OPTIONS/SARS                               PRICE APPRECIATION FOR
                                 UNDERLYING      GRANTED TO     EXERCISE OR                    OPTION TERM(2)
                                OPTIONS/SARS    EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
             NAME                GRANTED(#)    FISCAL YEAR(1)    ($/SHARE)       DATE        5%($)       10%($)
             ----               ------------   --------------   -----------   ----------   ---------   -----------
William S. Boyd...............    150,000          13.56           4.56        9/22/08      430,400     1,090,718
Robert L. Boughner............     50,000           4.52           4.56        9/22/08      143,467       363,573
Donald D. Snyder..............     50,000           4.52           4.56        9/22/08      143,467       363,573
Ellis Landau..................     30,000           2.71           4.56        9/22/08       86,080       218,144
Keith E. Smith................     25,000           2.26           4.56        9/22/08       71,733       181,786

---------------
(1) Based on options for 1,106,600 shares granted to employees of the Company and its affiliates in 1998. All options were granted at fair market value, had ten year terms and vest ratably over three years.

(2) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the exercise price during the term of the option.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                                            VALUE OF UNEXERCISED
                                                                  NUMBER OF SECURITIES          IN-THE-MONEY
                                        SHARES                   UNDERLYING UNEXERCISED         OPTIONS/SARS
                                       ACQUIRED      VALUE       OPTIONS/SARS AT FISCAL      FISCAL YEAR-END($)
                                          ON        REALIZED          YEAR-END(#)               EXERCISABLE/
               NAME                  EXERCISE(#)      ($)      EXERCISABLE/UNEXERCISABLE      UNEXERCISABLE(1)
               ----                  ------------   --------   --------------------------   --------------------
William S. Boyd....................       0            0            905,001/429,999                 0/0
Robert L. Boughner.................       0            0            255,001/129,999                 0/0
Donald D. Snyder...................       0            0             95,001/144,999                 0/0
Ellis Landau.......................       0            0             196,665/88,335                 0/0
Keith E. Smith.....................       0            0              62,165/63,335                 0/0

---------------
(1) Value is based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1998 ($3.31), less the exercise price.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

     The Committee reviews with management cash and other compensation policies for employees, makes recommendations to the Board of Directors regarding compensation matters and determines the compensation for the Chief Executive Officer. In addition, the Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. The Chief Executive Officer establishes the compensation of the other executive officers of the Company, including the named executive officers, after consultation with the Committee using the guidelines and ranges set by the Committee.

  Compensation Policies

     The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Guidelines and ranges for the compensation of the executive officers and compensation of the Chief Executive Officer are generally set at levels that the Committee believes to be competitive with others in the Company's industry, based on public information with respect to compensation paid by leading casino hotel companies including, but not limited to, companies in the peer group in the Stock Performance Graph contained herein. Companies are selected for the purpose of comparing compensation practices on the basis of a number of factors relative to the Company, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs and the availability of compensation information.

     There are three primary elements in the Company's executive compensation program:

     - Base salary

     - Bonus

     - Stock options

     The guidelines and ranges for the base salaries of the Company's executive officers are generally set at a level which the Committee believes to be competitive with base salaries paid by leading casino hotel companies including, but not limited to, companies in the peer group in the Stock Performance Graph contained herein. Individual base salaries are established based on an executive officer's historical contribution and future importance to the Company and other subjective factors, without assigning a specific weight to individual factors.

     Bonuses are paid pursuant to an executive bonus plan in which certain management personnel at the individual properties and at the corporate level participate. The Chief Executive Officer does not participate in this plan. Bonus awards are set as a percentage of base salary, with the specific percentage determined by the person's position within the Company so that highly compensated executives receive a relatively larger percentage of their total compensation in bonuses dependent on performance. The award of bonuses is dependent on the achievement of specified goals. The achievement of quantitative goals at the department, property and corporate levels is the primary factor in determining bonuses, and such goals are tied to the achievement of specified earnings and other performance targets.

     The Company believes that a significant component of the compensation paid to the Company's executives over the long term should be derived from stock options. The Company strongly believes that stock ownership in the Company is a valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the stockholders as a whole and encourages them to manage the Company in its best long-term interests. The Committee determines whether to grant stock options, as well as the amount of the grants, based on a person's position within the Company.

  Compensation of Chief Executive Officer

     In establishing the Chief Executive Officer's overall compensation, the Committee considered a number of factors, including the record of leadership and service provided by the Chief Executive Officer since co-founding California Hotel and Casino, the Company's predecessor and now one of its subsidiaries, in 1973; the identification of the Company with the Chief Executive Officer by the Company's employees, the financial community and the general public; and the recognition by the Committee and others in the gaming industry of the importance of his leadership, creativity and other personal attributes to the Company's continued success. The Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the Chief Executive Officer's compensation. Consistent with the Company's overall executive compensation program, the Chief Executive Officer's compensation is composed of base salary, bonus and stock options. The Chief Executive Officer's base salary remained unchanged during the prior year. Among the factors considered by the Committee in reaching this decision were the reluctance of the Chief Executive Officer to receive, and of the Committee to award, base salary that is not deductible for tax purposes and the opportunity available to the Chief Executive Officer for additional incentive compensation.

     The Chief Executive Officer was the only executive officer who participated in the 1996 Executive Management Incentive Plan approved by the Company's stockholders in 1995. The Management Incentive Plan provides for annual incentive awards to certain of the Company's key executives who are "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code and is administered by the Committee. In determining awards to be made under the Management Incentive Plan, the Committee may approve a formula based on one or more objective criteria to measure corporate performance. Performance criteria must include one or more of the following: the Company's pre- or after-tax earnings, revenue growth, operating income, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share and market share. The annual maximum amount of cash compensation payable to a participant under the Management Incentive Plan is $2,000,000 per year. For the twelve months ended December 31, 1998, Mr. Boyd's performance criteria was pre-tax income, and based on that measurement, Mr. Boyd was granted an award of $558,160 under the Management Incentive Plan.

  Policy Regarding Deductibility of Compensation for Tax Purposes -- Compliance With Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer or any of the other four most highly compensated executive officers. Qualifying performance-based compensation, such as the 1996 Executive Management Incentive Plan, will not be subject to the deduction limit if certain requirements are met. The Company has structured the performance-based portion of the compensation of its executive officers in a manner that is designed to comply with the exceptions to the deductibility limitations of Section 162(m).

                                          Philip J. Dion, Chairman
                                          Michael O. Maffie
                                          Billy G. McCoy
                                          Warren L. Nelson
                                            Members,
                                           Compensation and Stock Option
                                           Committee

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has no committee interlocks or insider participation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "Commission"). Such officers, directors and 10% stockholders are also required by the Commission rules to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during 1998, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

STOCK PERFORMANCE GRAPH

     The performance graph below compares the cumulative total stockholder return of the Company with the cumulative total return of a peer group (the "1999 Peer Group") consisting of Argosy Gaming Company, Inc., Aztar Corporation, Circus Circus Enterprises, Inc., Mirage Resorts, Incorporated, Harrah's Entertainment, Inc. (formerly a division of The Promus Companies Incorporated), Isle of Capri Casinos, Inc. and Station Casinos, Inc., and the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500"). The 1999 Peer Group contains the same companies as the peer group used in the Company's 1998 proxy statement (the "1998 Peer Group"), except that the 1999 Peer Group omits Grand Casinos, Inc. and Showboat, Inc., which companies were acquired during 1998, and replaces those acquired companies with Argosy Gaming Company, Inc. and Isle of Capri Casinos, Inc., which the Company believes are comparable peer companies. The performance graph assumes that $100 was invested in the Company's initial public offering, on October 15, 1993, in common stock of the selected peer groups, and in the S&P 500. In accordance with guidelines of the Commission, the stockholder return for each company in the peer group indexes has been weighted on the basis of market capitalization as of the beginning of the period. The stock price performance shown in this graph is neither necessarily indicative of, nor intended to suggest, future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG BOYD GAMING CORPORATION, 1998 PEER GROUP, 1999 PEER GROUP AND THE S&P 500

                      BOYD GAMING
                      CORPORATION          S & P 500 INDEX        1998 PEER GROUP        1999 PEER GROUP
                      -----------          ---------------        ---------------        ---------------
'10/15/93'              100.00                  100.00                 100.00                100.00
'6/30/94'                86.76                   94.63                  53.66                 55.45
'6/30/95'               100.00                  116.03                  84.88                 81.27
'6/30/96'                88.24                  142.84                 103.97                 95.62
'6/30/97'                33.82                  188.53                  72.80                 69.19
'12/31/97'               38.97                  206.69                  70.77                 64.82
'12/31/98'               19.49                  261.82                  47.83                 45.59

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP has served as the independent auditors of the Company and California Hotel and Casino since 1981 and has been appointed by the Board of Directors to continue as the independent auditors of the Company for the year ending December 31, 1999. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board of Directors will review its future selection of auditors. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and will be able to respond to appropriate questions.

     THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

                                 PROPOSAL NO. 3

            AMENDMENT OF DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

     At the Annual Meeting, the Company's stockholders will be asked to vote on a proposal to approve an amendment to the Directors' Non-Qualified Stock Option Plan (the "Directors' Plan") to increase the number of shares subject to the Directors' Plan from 50,000 to 100,000. The essential features of the Directors' Plan are discussed below.

     The Board of Directors has concluded that the number of shares authorized and remaining available for issuance under the Directors' Plan as currently in effect will not be sufficient to achieve the Company's objectives and that an amendment to the Directors' Plan is in the best interests of the Company.

     The Company's Directors' Plan was originally adopted by the Board in May 1993 and by its stockholders in June 1993. A total of 50,000 shares of Common Stock are currently reserved for issuance under the Directors' Plan, of which 43,000 have been granted. In order to have sufficient shares available for future grants, the number of shares of Common Stock that can be issued under the Directors' Plan is proposed to be increased to 100,000.

     The Directors' Plan provides that each non-employee director of the Company (a "Non-Employee Director") (currently consisting of Messrs. Dion, Maffie, Nelson, Whitt and Yates and General McCoy) receive an automatic grant of an option to purchase 5,000 shares of Common Stock upon his or her first election or appointment to the Board. Thereafter, on the date of each annual meeting of the Company's stockholders, each Non-Employee Director who continues to be a director after such meeting will be granted an option to purchase 1,000 shares of Common Stock (a "Subsequent Grant"); provided that no Subsequent Grant will be made to any Non-Employee Director who has not served as a director of the Company, as of the time of such annual meeting, for at least one year.

     The exercise price per share of each option granted under the Directors' Plan is the fair market value of the Common Stock on the date the option is granted. Options granted under the Directors' Plan vest at the rate of 25% per year on the first day of each successive twelve-month period for a four-year period beginning one year from the date of grant.

     The Board of Directors, without further approval of the stockholders, may amend the Directors' Plan at any time in such respects as the Board of Directors may deem advisable, subject to any shareholder or regulatory approval required by law, and to any conditions established by the terms of such amendment; provided that in no event may the Directors' Plan be amended more than once every six months other than to correspond with changes in certain laws.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE DIRECTORS' PLAN

     The following is a brief summary of the current United States federal income tax rules generally applicable to the awards under the Directors' Plan.

     Non-Qualified Stock Options. There generally are no tax consequences to the optionee or the Company by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, normally the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Subject to the requirement of reasonableness and the satisfaction of withholding obligations, if any, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the holder. Upon disposition of stock, the holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on the period for which the stock was held.

     Other Tax Consequences. The foregoing discussion is not a complete description of the federal income tax aspects of stock options under the Directors' Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable or any stock awards other than options. Participants in the Directors' Plan who are residents or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

NEW PLAN BENEFITS

     Because awards are based on annual service on the Board of Directors and directors are subject to election by the stockholders, the benefits to be received under the Directors' Plan by any specific director cannot be presently determined. No officer or employee of the Company is eligible to receive benefits under the Directors' Plan. On the date of the Annual Meeting, each of Messrs. Dion, Maffie, Nelson, Whitt and Yates and General McCoy will receive an automatic grant of an option to purchase 1,000 shares of Common Stock.

     The matter requires the approval of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT OF THE DIRECTORS' PLAN AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF COMMON STOCK VOTE "FOR" APPROVAL OF THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED TO THE MEETING:

     RESOLVED, that the stockholders of Boyd Gaming Corporation hereby amend the second sentence of Section 3(a) of the Directors' Non-Qualified Stock Option Plan to read in its entirety as follows: "The maximum number of shares of Stock which may be granted under the Plan shall be 100,000 shares, as adjusted pursuant to paragraph 10 hereof."

     The persons designated in the enclosed proxy will vote your shares FOR approval of the resolution unless instructions to the contrary are indicated in the enclosed proxy.

                             STOCKHOLDER PROPOSALS

     Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company (Attention: Charles E. Huff, Secretary, at the principal offices of the Company), no later than December 13, 1999, for inclusion in the Board's proxy statement and form of proxy for that meeting. In addition, to be properly considered at the 2000 Annual Meeting of Stockholders, notice of any stockholder proposals must be given to the Company's Secretary in writing not less than 60 days prior to the date of the 2000 Annual Meeting of Stockholders. A stockholder's notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

                                 OTHER MATTERS

     The Board of Directors currently knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     A FORM OF PROXY IS ENCLOSED FOR YOUR USE. PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED.

                                          By Order of the Board of Directors,


                                          /s/ WILLIAM S. BOYD
                                          ---------------------------
                                          WILLIAM S. BOYD
                                          Chairman of the Board
                                          and Chief Executive Officer

April 12, 1999
Las Vegas, Nevada

                                                                      APPENDIX A



PROXY                                                                    PROXY
                             BOYD GAMING CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 20, 1999


           The undersigned hereby appoints William S. Boyd and William R. Boyd (collectively, the "Proxies"), or either of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the "Annual Meeting") of Boyd Gaming Corporation, a Nevada corporation (the "Company"), to be held on Thursday, May 20, 1999 at 11:00 a.m., local time, at Sam's Town Hotel and Gambling Hall, 5111 Boulder Highway, Las Vegas, Nevada 89122, and at any adjournments or postponements thereof. SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

           The Board of Directors recommends a vote FOR the election of Directors and FOR Proposals 2 and 3.

            SEE REVERSE SIDE: IF YOU WISH TO VOTE IN ACCORDANCE WITH
           THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE
                ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.




                             - FOLD AND DETACH HERE -

                                                            Please mark    [X]
                                                            your votes as
                                                            indicated in
                                                            this example


                                                   FOR              WITHHOLD
                                           the nominees listed     AUTHORITY
                                            below. (except as     to vote for
                                              marked to the        nominees
                                             contrary below)      listed below
                                                  [ ]                [ ]
1.    Election of Directors:
      INSTRUCTIONS:  To withhold authority
      to vote for any nominee, print that
      nominee's name in the space provided
      below.


      Class II:  William R. Boyd, Michael O.
      Maffie, Warren L. Nelson and Donald D. Snyder.

-----------------------------------------------


                                                    FOR    AGAINST    ABSTAIN
2.    To ratify the appointment of Deloitte &       [ ]      [ ]        [ ]
      Touche LLP as the independent auditors
      for the Company for the fiscal year
      ending December 31, 1999.

                                                    FOR    AGAINST    ABSTAIN
3.    To approve the amendment of the               [ ]      [ ]        [ ]
      Directors' Non-Qualified Stock Option
      Plan


               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                   PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.





(Signature)______________________________(Signature, if jointly held)_____________________________________DATE: ____________, 1999 Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.

                            - FOLD AND DETACH HERE -


                                       A-2